Exhibit 23.1

PRICEWATERHOUSECOOPERS [LOGO OMITTED]
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                                                PricewaterhouseCoopers LLP
                                                Southwark Towers
                                                32 London Bridge Street
                                                London SE1 9SY
                                                Telephone +44 (0) 20 7583 5000
                                                Facsimile +44 (0) 20 7822 4652
                                                www.pwc.com/uk

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Granite Master Issuer Series 2007-1 Preliminary US Prospectus Supplement to be dated on or about January 17, 2007, comprising part of Granite Master Issuer plc Registration Statement on Form S-3 of our report dated March 9, 2006, except for the last paragraph of Note 51, as to which the date is March 29, 2006, relating to the financial statements of Barclays PLC and Barclays Bank PLC, which appears in the 2005 Annual Report to Shareholders of Barclays PLC, which is incorporated by reference in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended December 31, 2005. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Prospectus Supplement.

Yours faithfully

/s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
London, England
January 15, 2007














PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Services Authority for designated investment business.